EX-3.2            ARTICLES OF AMENDMENT DATED JUNE 12, 1998

         Articles of Amendment dated June 12, 1998 on the change of name of the corporation to OpenROUTE Networks, Inc. from Proteon, Inc.

                                                                     EXHIBIT 3.2

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2531856


                       The Commonwealth of Massachusetts
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


We, Daniel J. Capone, Jr., President and Steven T. Shedd, Clerk

of                              Proteon, Inc.
   -----------------------------------------------------------------------------
                         (Exact name of corporation)

located at        9 Technology Drive, Westborough, MA 01581
           ---------------------------------------------------------------------
               (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                       1
--------------------------------------------------------------------------------
          (Number these articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on June 10, 1998, by vote of:

 13,238,841  shares of   common stock  of  15,296,857   shares outstanding.
 ----------              ------------      ----------
                        (type, class &
                        series, if any)

             shares of                  of              shares outstanding, and
 ----------              ------------      ----------
                        (type, class &
                        series, if any)

             shares of                  of              shares outstanding.
 ----------              ------------      ----------
                        (type, class &
                        series, if any)



(1) being at least a majority of each type, class or series outstanding and entitled to vote thereon:/

     VOTED: To change the name of the corporation to OpenROUTE Networks, Inc.



(1) For amendments adopted pursuant to Chapter 156B, Section 70
(2) For amendments adopted pursuant to Chapter 156B, Section 71
Note: if the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

       WITHOUT PAR VALUE STOCKS            WITH PAR VALUE STOCKS
   TYPE            NUMBER OF SHARES     TYPE        NUMBER OF SHARES         PAR VALUE
   ----            ----------------     ----        ----------------         ---------
Common:                                 Common:


Preferred:                              Preferred:



Change the total authorized to:

       WITHOUT PAR VALUE STOCKS            WITH PAR VALUE STOCKS
   TYPE            NUMBER OF SHARES     TYPE        NUMBER OF SHARES         PAR VALUE
   ----            ----------------     ----        ----------------         ---------
Common:                                 Common:


Preferred:                              Preferred:


The foregoing amendment(s) will become effective when these Articles of Amendments are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                     -----------------------------


SIGNED UNDER THE PENALTIES OF PERJURY, this 10th day of June, 1998.


/s/ Daniel J. Capone, Jr.
-------------------------
Daniel J. Capone, Jr.
President


/s/ Steven T. Shedd
-------------------------
Steven T. Shedd
Clerk

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

--------------------------------------------------------------------------------

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 12th day of June 1998.




Effective date:
               -------------------------------------------



/s/ William Francis Galvin
-----------------------------
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                         Anna L. Tully, Esquire
                         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center, Boston, MA 02111